Exhibit 99.1
FLEETCOR Reports Fourth Quarter and Fiscal Year 2019 Financial Results

Atlanta, Ga., February 6, 2020 — FLEETCOR Technologies, Inc. (NYSE: FLT), a global leader in business payments, today reported financial results for its fourth quarter and year ended December 31, 2019.

“Our fourth quarter finish was quite good. Adjusted net income per diluted share was up 14%, at the high end of our guidance range. Organic revenue growth was 10%, and new sales and client retention trends were positive,” said Ron Clarke, chairman and chief executive officer, FLEETCOR Technologies, Inc. “We like the early set up to 2020 and expect each of our four primary product categories to deliver performance that meets our stated midterm growth targets.”

Financial Results for Fourth Quarter of 2019:

GAAP Results

•	Total revenues increased 9% to $698.9 million in the fourth quarter of 2019, compared to $643.4 million in the fourth quarter of 2018.

•
Net income decreased 22% to $235.5 million in the fourth quarter of 2019, compared to $302.0 million in the fourth quarter of 2018. Included in the fourth quarter of 2019, was a gain of approximately $13 million related to a minority investment and in the fourth quarter of 2018 was a gain of approximately $153 million from the sale of the Chevron portfolio.

•
Net income per diluted share decreased 22% to $2.60 in the fourth quarter of 2019, compared to $3.33 per diluted share in the fourth quarter of 2018. Included in the fourth quarter of 2019, was a gain of approximately $13 million related to a minority investment and in the fourth quarter of 2018 was a gain of approximately $153 million from the sale of the Chevron portfolio.

Non-GAAP Results1

•	Adjusted net income[1] increased 14% to $286.4 million in the fourth quarter of 2019, compared to $252.0 million in the fourth quarter of 2018.

•	Adjusted net income per diluted share[1] increased 14% to $3.17 in the fourth quarter of 2019, compared to $2.78 per diluted share in the fourth quarter of 2018.

Financial Results for Fiscal Year 2019:

GAAP Results

•	Total revenues increased 9% to $2,648.8 million in 2019, compared to $2,433.5 million in 2018.

•	Net income increased 10% to $895.1 million in 2019, compared to $811.5 million in 2018.

•	Net income per diluted share increased 13% to $9.94 in 2019, compared to $8.81 per diluted share in 2018.

Non-GAAP Results1

•	Adjusted net income[1] increased 10% to $1,062.1 million in 2019, compared to $969.8 million in 2018.

•	Adjusted net income per diluted share[1] increased 12% to $11.79 in 2019, compared to $10.53 in 2018.

Fiscal Year 2019 Outlook:

“Our outlook for 2020 is for organic revenue growth to be in the 9% to 11% range and adjusted net income to be up approximately 15%. As always there are a number of moving parts to our budget. Some of our assumptions include the continuation of a soft macro-environment, primarily unfavorable foreign exchange rates compared to 2019, mostly in Brazil, and market spreads projected to be slightly worse than the 2019 average. The combined unfavorable revenue impact from these factors is expected to be approximately $20 million in 2020. In addition, we are making incremental investments in sales and IT to help drive future growth,” said Eric Dey, chief financial officer, FLEETCOR Technologies, Inc.

For fiscal year 2020, FLEETCOR Technologies, Inc.’s financial outlook is as follows:

•	Total revenues to be between $2,900 million and $2,960 million;

•	GAAP net income to be between $965 million and $1,005 million;

•	GAAP net income per diluted share to be between $10.80 and $11.20;

•	Adjusted net income to be between $1,190 million and $1,230 million; and

•	Adjusted net income per diluted share to be between $13.35 and $13.75.

FLEETCOR’s guidance assumptions for fiscal year 2020 are as follows:

•	Weighted fuel prices equal to $2.78 per gallon average in the U.S.;

•	Market spreads slightly unfavorable compared to the 2019 average;

•	Foreign exchange rates equal to the 7-day average as of the week ending January 19, 2020;

•	Interest expense between $130 million and $140 million;

•	Approximately 89.5 million fully diluted shares outstanding for 2020;

•	An adjusted tax rate of approximately 20% to 22%; and

•	No impact related to acquisitions or material new partnership agreements not already disclosed.

Fiscal First Quarter of 2020 Outlook:

FLEETCOR experiences some seasonality and typically the first quarter is the lowest in terms of both revenue and profit. First quarter seasonality is impacted by weather, holidays in the U.S., and lower business levels in Brazil, due to summer break and the Carnival celebration that occurs in the first quarter. Also, the first quarter revenue will be impacted by the divestiture of the Chevron portfolio, which was still transitioning in the first quarter of 2019, an unfavorable macro impact versus prior year, and the net impact of share repurchases and the associated interest expense carry versus prior year. In total, we estimate these items will negatively impact our first quarter net income per diluted share by approximately $0.15 versus the first quarter of 2019.

The Company is expecting first quarter adjusted net income per diluted share to be between $2.90 and $3.001. Additionally, volumes should build throughout the year, and new asset initiatives are also expected to gain momentum throughout the year resulting in higher revenue and earnings per share in the second through fourth quarters.

_______________________________________
1 Reconciliations of GAAP results to non-GAAP results are provided in Exhibit 1 attached. Additional supplemental data is provided in Exhibits 2-3 and 5, and segment information is provided in Exhibit 4. A reconciliation of GAAP guidance to non-GAAP guidance is provided in Exhibit 6.

Conference Call:

The Company will host a conference call to discuss fourth quarter and fiscal year 2019 financial results today at 5:00 pm ET. Hosting the call will be Ron Clarke, chief executive officer, Eric Dey, chief financial officer, and Jim Eglseder, senior vice president investor relations. The conference call can be accessed live over the phone by dialing (877) 407-0784, or for international callers (201) 689-8560. A replay will be available one hour after the call and can be accessed by dialing (844) 512-2921 or (412) 317-6671 for international callers; the conference ID is 13698073. The replay will be available until Thursday, February 13, 2020. The call will be webcast live from the Company's investor relations website at http://investor.fleetcor.com. Prior to the conference call, the Company will post supplemental financial information that will be discussed during the call and live webcast.

Forward-Looking Statements:

This press release contains forward-looking statements within the meaning of the federal securities laws. Statements that are not historical facts, including statements about FLEETCOR's beliefs, expectations, assumptions and future performance, are forward-looking statements. Forward-looking statements can be identified by the use of words such as "anticipate," "intend," "believe," "estimate," "plan," "seek," "project," "expect," "may," "will," "would," "could" or "should," the negative of these terms or other comparable terminology. Examples of forward-looking statements in this press release include statements about FLEETCOR's beliefs, expectations and assumptions with respect to the lawsuit filed by the FTC, FLEETCOR’s intentions with respect to challenging such lawsuit and the potential impact of such lawsuit. These forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from those contained in any forward-looking statement, such as adverse outcomes with respect to current and future legal proceedings, including, without limitation, the FTC lawsuit, or actions of governmental or quasi-governmental bodies or standards or industry organizations with respect to our payment cards; fuel price and spread volatility; the impact of foreign exchange rates on operations, revenue and income; the effects of general economic and political conditions on fueling patterns and the commercial activity of fleets; changes in credit risk of customers and associated losses; failure to maintain or renew key business relationships; failure to maintain competitive product offerings; failure to maintain or renew sources of financing; failure to complete, or delays in completing, anticipated new partnership and customer agreements or acquisitions and to successfully integrate or otherwise achieve anticipated benefits from such partnerships and customer arrangements or acquired businesses; failure to successfully expand business internationally, other risks related to our international operations, including the potential impact to our business as a result of the United Kingdom’s referendum to leave the European Union, risks related to litigation, the impact of new tax regulations and the resolution of tax contingencies resulting in additional tax liabilities; as well as the other risks and uncertainties identified under the caption "Risk Factors" in FLEETCOR's Annual Report on Form 10-K for the year ended December 31, 2018 and subsequent filings made by FLEETCOR with the Securities and Exchange Commission. These forward-looking statements are not a guarantee of performance, and undue reliance should not be placed on such statements. The forward-looking statements included in this press release are made only as of the date hereof, and FLEETCOR does not undertake, and specifically disclaims, any obligation to update any such statements as a result of new information, future events or developments except as specifically stated in this press release or to the extent required by law.
About Non-GAAP Financial Measures:

Adjusted net income is calculated as net income, adjusted to eliminate (a) non-cash stock based compensation expense related to share based compensation awards, (b) amortization of deferred financing costs, discounts and intangible assets, amortization of the premium recognized on the purchase of receivables, and our proportionate share of amortization of intangible assets at our equity method investment, and (c) other non-recurring items, such as the impact of the Tax Act, impairment of investment, asset write-offs, restructuring costs, gains and related taxes due to disposition of assets and a business, loss on extinguishment of debt, legal settlements/litigation, and the unauthorized access impact. We calculate adjusted net income to eliminate the effect of items that we do not consider indicative of our core operating performance. Adjusted net income is a supplemental measure of operating performance that does not represent and should not be considered as an alternative to net income or cash flow from operations, as determined by U.S. generally accepted accounting principles, or U.S. GAAP, and our calculation thereof may not be comparable to that reported by other companies. We believe it is useful to exclude non-cash share based compensation expense from adjusted net income because non-cash equity grants made at a certain price and point in time do not necessarily reflect how our business is performing at any particular time and share based compensation expense is not a key measure of our core operating performance. We also believe that amortization expense can vary substantially from company to company and from period to period depending upon their financing and accounting methods, the fair value and average expected life of their acquired intangible assets, their capital structures and the method by which their assets were acquired; therefore, we have excluded amortization expense from our adjusted net income. We also believe one-time non-recurring gains, losses, and impairment charges do not necessarily reflect how our investments and business are performing. Reconciliations of GAAP results to non-GAAP results are provided in the attached exhibit 1. A reconciliation of GAAP to non-GAAP product revenue organic growth calculation is provided in the attached exhibit 5. A reconciliation of GAAP to non-GAAP guidance is provided in the attached exhibit 6.

Management uses adjusted net income:

•	as measurement of operating performance because it assists us in comparing our operating performance on a consistent basis;

•	for planning purposes, including the preparation of our internal annual operating budget;

•	to allocate resources to enhance the financial performance of our business; and

•	to evaluate the performance and effectiveness of our operational strategies.

We believe adjusted net income and adjusted net income per diluted share are key measures used by the Company and investors as supplemental measures to evaluate the overall operating performance of companies in our industry. By providing these non-GAAP financial measures, together with reconciliations, we believe we are enhancing investors' understanding of our business and our results of operations, as well as assisting investors in evaluating how well we are executing strategic initiatives.

About FLEETCOR:

FLEETCOR Technologies (NYSE: FLT) is a leading global business payments company that simplifies the way businesses manage and pay their expenses. The FLEETCOR portfolio of brands help companies automate, secure, digitize and control payments to, or on behalf of, their employees and suppliers. FLEETCOR serves businesses, partners and merchants in North America, Latin America, Europe, and Asia Pacific. For more information, please visit www.FLEETCOR.com.

Contact
Investor Relations
Jim Eglseder, 770-417-4697
Jim.Eglseder@fleetcor.com

FLEETCOR Technologies, Inc. and Subsidiaries
Consolidated Statements of Income
(In thousands, except per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018
	(Unaudited)	(Unaudited)	(Unaudited)

Revenues, net	$698,881	$643,422	$2,648,848	$2,433,492
Expenses:
Processing	146,081	131,609	530,669	487,695
Selling	51,899	46,667	204,806	182,593
General and administrative	109,592	104,453	407,210	389,172
Depreciation and amortization	68,510	67,230	274,210	274,609
Other operating, net	2,003	8,725	523	8,725
Operating income	320,796	284,738	1,231,430	1,090,698
Investment (gain) loss	(12,190)	—	3,470	7,147
Other (income) expense, net	(535)	(152,630)	93	(152,166)
Interest expense, net	34,960	38,207	150,048	138,494
Loss on extinguishment of debt	—	2,098	—	2,098
Total other expense (income)	22,235	(112,325)	153,611	(4,427)
Income before income taxes	298,561	397,063	1,077,819	1,095,125
Provision for income taxes	63,051	95,063	182,746	283,642
Net income	$235,510	$302,000	$895,073	$811,483
Basic earnings per share	$2.72	$3.45	$10.36	$9.14
Diluted earnings per share	$2.60	$3.33	$9.94	$8.81
Weighted average shares outstanding:
Basic shares	86,600	87,636	86,401	88,750
Diluted shares	90,427	90,703	90,070	92,151

FLEETCOR Technologies, Inc. and Subsidiaries
Consolidated Balance Sheets
(In thousands, except share and par value amounts)

	December 31, 2019[1]	December 31, 2018
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$1,271,494	$1,031,145
Restricted cash	403,743	333,748
Accounts and other receivables (less allowance for doubtful accounts of $70,890 and $59,963 at December 31, 2019 and 2018, respectively)	1,528,007	1,425,815
Securitized accounts receivable — restricted for securitization investors	970,973	886,000
Prepaid expenses and other current assets	403,400	199,278
Total current assets	4,577,617	3,875,986
Property and equipment, net	199,825	186,201
Goodwill	4,833,047	4,542,074
Other intangibles, net	2,341,882	2,407,910
Investments	30,440	42,674
Other assets	224,776	147,632
Total assets	$12,207,587	$11,202,477
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$1,208,631	$1,117,649
Accrued expenses	275,511	261,594
Customer deposits	1,007,631	926,685
Securitization facility	970,973	886,000
Current portion of notes payable and lines of credit	775,865	1,184,616
Other current liabilities	183,503	118,669
Total current liabilities	4,422,114	4,495,213
Notes payable and other obligations, less current portion	3,289,947	2,748,431
Deferred income taxes	519,980	491,946
Other noncurrent liabilities	263,930	126,707
Total noncurrent liabilities	4,073,857	3,367,084
Commitments and contingencies
Stockholders’ equity:
Common stock, $0.001 par value; 475,000,000 shares authorized; 124,626,786 shares issued and 85,342,156 shares outstanding at December 31, 2019; and 123,035,859 shares issued and 85,845,344 shares outstanding at December 31, 2018	124	123
Additional paid-in capital	2,494,721	2,306,843
Retained earnings	4,712,729	3,817,656
Accumulated other comprehensive loss	(972,465)	(913,858)
Less treasury stock, 39,284,630 shares and 37,190,515 shares at December 31, 2019 and 2018, respectively	(2,523,493)	(1,870,584)
Total stockholders’ equity	3,711,616	3,340,180
Total liabilities and stockholders’ equity	$12,207,587	$11,202,477

[1] Reflects the impact of the Company's adoption of ASU 2016-02 "Leases", on January 1, 2019 using the modified retrospective transition method. The adoption of the Leases guidance resulted in an adjustment to other assets, other current liabilities and other noncurrent liabilities in our consolidated balance sheet for the cumulative effect of applying the standard. Financial results reported in periods prior to 2019 are unchanged.

FLEETCOR Technologies, Inc. and Subsidiaries
Consolidated Statements of Cash Flows
(In thousands)

	Year Ended December 31,
	2019¹	2018
	(Unaudited)
Operating activities
Net income	$895,073	$811,483
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	62,784	52,936
Stock-based compensation	60,953	69,939
Provision for losses on accounts receivable	74,309	64,377
Amortization of deferred financing costs and discounts	5,106	5,342
Amortization of intangible assets and premium on receivables	211,426	221,673
Loss on extinguishment of debt	—	2,098
Loss on write-off of fixed assets	1,819	8,793
Deferred income taxes	34,670	(2,750)
Investment loss, net	3,470	7,147
Gain on sale of assets/business	—	(152,750)
Other non-cash operating income	(1,297)	(186)
Changes in operating assets and liabilities (net of acquisitions/dispositions):
Accounts and other receivables	(198,156)	(159,024)
Prepaid expenses and other current assets	(185,391)	(27,650)
Other assets	(6,792)	(25,432)
Accounts payable, accrued expenses and customer deposits	204,097	27,386
Net cash provided by operating activities	1,162,071	903,382
Investing activities
Acquisitions, net of cash acquired	(448,277)	(20,843)
Purchases of property and equipment	(75,170)	(81,387)
Proceeds from disposal of assets/business	—	98,735
Other	(255)	(22,775)
Net cash used in investing activities	(523,702)	(26,270)
Financing activities
Proceeds from issuance of common stock	168,925	55,680
Repurchase of common stock	(694,909)	(958,696)
Borrowings on securitization facility, net	84,973	75,000
Deferred financing costs paid and debt discount	(2,868)	(4,927)
Proceeds from issuance of notes payable	700,000	363,430
Principal payments on notes payable	(138,500)	(498,305)
Borrowings from revolver	1,811,509	1,493,091
Payments on revolver	(2,292,349)	(1,099,040)
Borrowings from (payments on) swing line of credit, net	52,996	(4,935)
Other	52	887
Net cash used in financing activities	(310,171)	(577,815)
Effect of foreign currency exchange rates on cash	(17,854)	(65,274)
Net increase in cash and cash equivalents and restricted cash	310,344	234,023
Cash and cash equivalents and restricted cash, beginning of year	1,364,893	1,130,870
Cash and cash equivalents and restricted cash, end of year	$1,675,237	$1,364,893
Supplemental cash flow information
Cash paid for interest	$178,417	$156,749
Cash paid for income taxes	$200,525	$207,504

[1]  Reflects the impact of the Company's adoption of ASU 2016-02 "Leases", on January 1, 2019 using the modified retrospective transition method. The adoption of the Leases guidance resulted in an adjustment to other assets, other current liabilities and other noncurrent liabilities in our consolidated balance sheet for the cumulative effect of applying the standard. Financial results reported in periods prior to 2019 are unchanged.

Exhibit 1
RECONCILIATION OF NON-GAAP MEASURES
(In thousands, except shares and per share amounts)
(Unaudited)

The following table reconciles net income to adjusted net income and adjusted net income per diluted share:*

	Three Months Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018
Net income	$235,510	$302,000	$895,073	$811,483

Stock based compensation	14,833	15,732	60,953	69,939
Amortization of intangible assets, premium on receivables, deferred financing costs and discounts	53,484	53,776	216,532	227,015
Investment (gains) losses	(12,955)	—	2,705	7,147
Net gain on disposition of assets/business	—	(152,750)	—	(152,750)
Loss on write-off of fixed assets	1,819	8,793	1,819	8,793
Loss on extinguishment of debt	—	2,098	—	2,098
Legal settlements/litigation	2,707	5,500	6,181	5,500
Restructuring and related costs	2,814	1,052	2,814	4,969
Unauthorized access impact	—	—	—	2,065
Total pre-tax adjustments	62,702	(65,799)	291,004	174,777
Income tax impact of pre-tax adjustments at the effective tax rate[1]	(12,596)	15,753	(61,619)	(39,151)
Impact of investment sale, other discrete item and tax reform[2]	765	—	(62,333)	22,731
Adjusted net income	$286,380	$251,954	$1,062,125	$969,840
Adjusted net income per diluted share	$3.17	$2.78	$11.79	$10.53
Diluted shares	90,427	90,703	90,070	92,151

[1] Includes discrete tax effect of non-cash investment gain. Also excludes impact of a Section 199 tax adjustment related to a prior tax year on the 2019 effective income tax rate.
[2]Represents the impact to taxes from the reversal of a valuation allowance related to the disposition of our investment in Masternaut of $64.9 million and $0.8 million in the second and fourth quarters of 2019, respectively, and impact of tax reform adjustments included in our effective tax rate of $22.7 million in the third quarter of 2018. Also, includes the impact of a discrete tax item for a Section 199 adjustment related to a prior tax year in the third quarter of 2019 results of $1.8 million.

* Columns may not calculate due to rounding.

Exhibit 2
Key Performance Indicators, by Product Category and Revenue Per Performance Metric on a GAAP Basis and Pro Forma and Macro Adjusted
(In millions except revenues, net per transaction)
(Unaudited)

The following table presents revenue and revenue per key performance metric by product category.*
	As Reported				Pro Forma and Macro Adjusted[3]
	Three Months Ended December 31,				Three Months Ended December 31,
	2019	2018	Change	% Change	2019	2018	Change	% Change
FUEL
'- Revenues, net[1]	$299.3	$298.8	$0.5	—%	$310.0	$284.6	$25.4	9%
'- Transactions[1]	126.4	128.3	(1.9)	(1)%	126.4	124.9	1.6	1%
'- Revenues, net per transaction	$2.37	$2.33	$0.04	2%	$2.45	$2.28	$0.17	8%
CORPORATE PAYMENTS
'- Revenues, net	$140.3	$116.0	$24.3	21%	$140.5	$123.6	$16.9	14%
'- Transactions	13.6	13.6	—	—%	13.6	13.8	(0.1)	(1)%
'- Revenues, net per transaction	$10.29	$8.54	$1.75	21%	$10.31	$8.99	$1.32	15%
'- Spend volume	$17,878.6	$14,750.6	$3,128.0	21%	$17,939.1	$14,751.0	$3,188.1	22%
'- Revenues, net per spend $	0.78%	0.79%	$—	—%	0.78%	0.84%	(0.1)%	(7)%
TOLLS
'- Revenues, net[1]	$93.3	$86.6	$6.7	8%	$100.9	$86.6	$14.3	17%
- Tags (average monthly)	5.3	4.8	0.5	9%	5.3	4.8	0.5	9%
'- Revenues, net per tag	$17.77	$18.05	$(0.28)	(2)%	$19.21	$18.05	$1.16	6%

LODGING
'- Revenues, net	$64.2	$43.4	$20.8	48%	$64.2	$56.5	$7.7	14%
'- Room nights	6.4	4.5	1.9	43%	6.4	6.7	(0.4)	(5)%
'- Revenues, net per room night	$10.06	$9.71	$0.35	4%	$10.06	$8.38	$1.68	20%
GIFT
'- Revenues, net	$47.7	$48.0	$(0.4)	(1)%	$47.7	$50.9	$(3.2)	(6)%
'- Transactions	381.5	432.3	(50.7)	(12)%	381.5	432.6	(51.0)	(12)%
'- Revenues, net per transaction	$0.12	$0.11	$0.01	12%	$0.12	$0.12	$0.01	6%
OTHER[2]
'- Revenues, net[1]	$54.1	$50.6	$3.5	7%	$58.1	$51.8	$6.3	12%
'- Transactions[1]	14.6	12.8	1.8	14%	14.6	14.6	—	—%
'- Revenues, net per transaction	$3.71	$3.97	$(0.26)	(7)%	$3.98	$3.54	$0.44	13%
FLEETCOR CONSOLIDATED REVENUES
'- Revenues, net	$698.9	$643.4	$55.5	9%	$721.4	$654.0	$67.4	10%

[1] Reflects certain reclassifications of revenue in 2018 between product categories as the Company realigned its Brazil business into product lines, resulting in refinement of revenue classified as fuel versus tolls and the eCash/OnRoad product being fuel versus other.

[2] Other includes telematics, maintenance, food, and transportation related businesses.
[3] See Exhibit 5 for a reconciliation of Pro forma and Macro Adjusted revenue by product and metrics, non-GAAP measures, to the GAAP equivalent.
* Columns may not calculate due to rounding.

 Exhibit 3
Revenues by Geography and Product
(In millions)
(Unaudited)

Revenue by Geography*	Three Months Ended December 31,				Year Ended December 31,
	2019	%	2018	%	2019	%	2018	%
US	$421	60%	$400	62%	$1,595	60%	$1,482	61%
Brazil	112	16%	104	16%	428	16%	400	16%
UK	71	10%	65	10%	275	10%	258	11%
Other	95	14%	74	12%	350	13%	294	12%
Consolidated Revenues, net	$699	100%	$643	100%	$2,649	100%	$2,433	100%
*Columns may not calculate due to rounding.

Revenue by Product Category*[1]	Three Months Ended December 31,				Year ended Ended December 31,
	2019	%	2018	%	2019	%	2018	%
Fuel	$299	42%	$299	46%	$1,173	44%	$1,126	46%
Corporate Payments	140	20%	116	18%	516	19%	416	17%
Tolls	93	13%	87	13%	357	13%	333	14%
Lodging	64	9%	43	7%	213	8%	176	7%
Gift	48	7%	48	7%	180	7%	187	8%
Other	54	8%	51	8%	210	8%	197	8%
Consolidated Revenues, net	$699	100%	$643	100%	$2,649	100%	$2,433	100%
*Columns may not calculate due to rounding.

1Reflects certain reclassifications of revenue in 2018 between product categories as the Company realigned its Brazil business into product lines, resulting in refinement of revenue classified as fuel versus tolls and eCash/OnRoad product being fuel versus other.

Exhibit 4
Segment Results1
(In thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018
	(Unaudited)	(Unaudited)	(Unaudited)
Revenues, net:
North America	$451,002	$423,432	$1,708,546	$1,571,466
International	247,879	219,990	940,302	862,026
	$698,881	$643,422	$2,648,848	$2,433,492
Operating income:
North America	$192,293	$178,772	$755,867	$673,868
International	128,503	105,966	475,563	416,830
	$320,796	$284,738	$1,231,430	$1,090,698
Depreciation and amortization:
North America	$40,770	$38,364	$160,246	$154,405
International	27,740	28,866	113,964	120,204
	$68,510	$67,230	$274,210	$274,609
Capital expenditures:
North America	$14,215	$3,814	$44,238	$36,514
International	12,275	21,261	30,932	44,873
	$26,490	$25,075	$75,170	$81,387

[1]The results from Nvoicepay acquired in the second quarter of 2019, SOLE acquired in the third quarter of 2019 and Travelliance acquired in the fourth quarter of 2019 are reported in our North America segment. The results from R2C acquired in the second quarter of 2019 are reported in our International segment.

Exhibit 5
Reconciliation of Non-GAAP Revenue and Key Performance Metrics by Product to GAAP
(In millions)
(Unaudited)

	Revenue		Key Performance Metric
	Three Months Ended December 31,		Three Months Ended December 31,
	2019*	2018*	2019*	2018*
FUEL - TRANSACTIONS
Pro forma and macro adjusted	$310.0	$284.6	126.4	124.9
Impact of acquisitions/dispositions	—	14.2	—	3.5
Impact of fuel prices/spread	(10.3)	—	—	—
Impact of foreign exchange rates	(0.4)	—	—	—
As reported	$299.3	$298.8	126.4	128.3
CORPORATE PAYMENTS - TRANSACTIONS
Pro forma and macro adjusted	$140.5	$123.6	13.6	13.8
Impact of acquisitions/dispositions	—	(7.7)	—	(0.2)
Impact of fuel prices/spread	—	—	—	—
Impact of foreign exchange rates	(0.3)	—	—	—
As reported	$140.3	$116.0	13.6	13.6
CORPORATE PAYMENTS - SPEND
Pro forma and macro adjusted	Intentionally Left Blank		17,939.1	14,751.0
Impact of acquisitions/dispositions			—	(0.4)
Impact of fuel prices/spread			—	—
Impact of foreign exchange rates			(60.5)	—
As reported			17,878.6	14,750.6
TOLLS - TAGS
Pro forma and macro adjusted	$100.9	$86.6	5.3	4.8
Impact of acquisitions/dispositions	—	—	—	—
Impact of fuel prices/spread	—	—	—	—
Impact of foreign exchange rates	(7.6)	—	—	—
As reported	$93.3	$86.6	5.3	4.8
LODGING - ROOM NIGHTS
Pro forma and macro adjusted	$64.2	$56.5	6.4	6.7
Impact of acquisitions/dispositions	—	(13.1)	—	(2.3)
Impact of fuel prices/spread	—	—	—	—
Impact of foreign exchange rates	—	—	—	—
As reported	$64.2	$43.4	6.4	4.5
GIFT - TRANSACTIONS
Pro forma and macro adjusted	$47.7	$50.9	381.5	432.6
Impact of acquisitions/dispositions	—	(2.9)	—	(0.3)
Impact of fuel prices/spread	—	—	—	—
Impact of foreign exchange rates	—	—	—	—
As reported	$47.7	$48.0	381.5	432.3
OTHER[1]- TRANSACTIONS
Pro forma and macro adjusted	$58.1	$51.8	14.6	14.6
Impact of acquisitions/dispositions	—	(1.2)	—	(1.9)
Impact of fuel prices/spread	—	—	—	—
Impact of foreign exchange rates	(4.0)	—	—	—
As reported	$54.1	$50.6	14.6	12.8

FLEETCOR CONSOLIDATED REVENUES
Pro forma and macro adjusted	$721.4	$654.0	Intentionally Left Blank
Impact of acquisitions/dispositions	—	(10.6)
Impact of fuel prices/spread	(10.3)	—
Impact of foreign exchange rates	(12.2)	—
As reported	$698.9	$643.4

* Columns may not calculate due to rounding.
[1]Other includes telematics, maintenance, food and transportation related businesses.

Exhibit 6
RECONCILIATION OF NON-GAAP GUIDANCE MEASURES
(In millions, except per share amounts)
(Unaudited)

The following table reconciles first quarter and full year 2020 financial guidance for net income to adjusted net income and adjusted net income per diluted share, at both ends of the range:

	Q1 2020 GUIDANCE
	Low*	High*
Net income	$205	$215
Net income per diluted share	$2.30	$2.40

Stock based compensation	15	15
Amortization of intangible assets, premium on receivables, deferred financing costs and discounts	51	51
Other	3	3
Total pre-tax adjustments	68	68

Income tax impact of pre-tax adjustments at the effective tax rate	(14)	(14)
Adjusted net income	$260	$270
Adjusted net income per diluted share	$2.90	$3.00

Diluted shares	89	89

	2020 GUIDANCE
	Low*	High*
Net income	$965	$1,005
Net income per diluted share	$10.80	$11.20

Stock based compensation	75	75
Amortization of intangible assets, premium on receivables, deferred financing costs and discounts	203	203
Other	7	7
Total pre-tax adjustments	285	285

Income tax impact of pre-tax adjustments at the effective tax rate	(59)	(59)
Adjusted net income	$1,190	$1,230
Adjusted net income per diluted share	$13.35	$13.75

Diluted shares	89	89

* Columns may not calculate due to rounding.